Explanatory Note

Nada Holdings, Inc. (the “Company”) is filing this Form C-AR (i) to include the Company’s financial statements for fiscal year ended on December 31, 2021, attached hereto as Exhibit A and modify the Company’s disclosure of its financials for such periods; and (ii) to update certain other disclosures items in the Form C-AR to bring the disclosure current to December 31, 2021.

September 9, 2022

Nada Holdings, Inc.

ANNUAL REPORT FOR THE FISCAL YEAR ENDED

DECEMBER 31, 2021

This Form C-AR (including cover page and all exhibits attached hereto, the “Form C-AR”) is being furnished by Nada Holdings, Inc., a Delaware corporation (“Nada Holdings”, the “Company”, “we” “us”, or “our”) for the sole purpose of providing certain information about (i) the Common Stock offered and sold by the Company pursuant to Regulation Crowdfunding under the Securities Act of 1933, as amended, or the “Securities Act” during fiscal year ended December 31, 2021 and (ii) the Crowd SAFE (Simple Agreement for Future Equity) securities offered and sold on a best efforts basis, by the Company pursuant to Regulation Crowdfunding during the fiscal year ended December 31, 2021 (this “Offering”). The A copy of this report may be found on the company’s website at https://www.nada.co/.

During fiscal year 2021, the Company raised $668,318.31 (before offering expenses) through the sale of Crowd SAFE securities on the OpenDeal Portal LLC (the “Intermediary” or “Republic Portal” aka “Republic” or “Republic.co”) crowdfunding portal in an offering that is exempt from the registration requirements of the Securities Act under the exemption provided for under Regulation Crowdfunding. Previously, in fiscal year 2020, the Company raised $1,192,573.90 (before offering expenses) from investors through the sale Crowd SAFE securities on the Republic portal in its Regulation Crowdfunding in the previously filed Form C, dated June 6, 2020, and previously filed Form C-AR. As of the date of this annual report, the Company has raised a total of $1,860,892.21 through its Offering on the Republic portal, which terminated on July 31, 2021.

No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document. No federal or state securities commission or regulatory authority has recommended or approved the securities. The U.S. Securities and Exchange Commission (“SEC”) does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF (§ 227.100 et seq.) which requires that it must file a report with the Commission annually and post the report on its website at www.joinnada.com no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, 3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold in this Offering by the Company or another party, or 5) the liquidation or dissolution of the Company.

The date of this Form C-AR is September 9, 2022.

i

ABOUT THIS FORM C-AR

You should rely only on the information contained in this Form C-AR. We have not authorized anyone to provide any information or make any representations other than those contained in this Form C-AR, and no source other than the Intermediary has been authorized to host this Form C-AR and the Offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell, nor seeking offers to buy, the Securities in any jurisdiction where such offers and sales are not permitted. The information contained in this Form C-AR and any documents incorporated by reference herein is accurate only as of the date of those respective documents, regardless of the time of delivery of this Form C-AR or the time of issuance or sale of any Securities.

Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. Prior to the consummation of the purchase and sale of the Securities, the Company will afford prospective Investors an opportunity to ask questions of, and receive answers from, the Company and its management concerning the terms and conditions of this Offering and the Company.

In making an investment decision, you must rely on your own examination of the Company and the terms of the Offering, including the merits and risks involved. The statements of the Company contained herein are based on information believed to be reliable; however, no warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form C-AR. For example, our business, financial condition, results of operations, and prospects may have changed since the date of this Form C-AR. The Company does not expect to update or otherwise revise this Form C-AR or any other materials supplied herewith.

This Form C-AR is submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

THIS FORM C-AR DOES NOT CONSITUTE AN OFFER TO PURCHASE OR SELL SECURITIES.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Form C-AR and any documents incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give our current reasonable expectations and projections regarding our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein are based on reasonable assumptions we have made in light of our industry experience, perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this Form C-AR or any documents incorporated by reference herein is accurate only as of the date of those respective documents. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Form C-AR or to conform these statements to actual results or to changes in our expectations.

1

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this Form C-AR. This summary may not contain all of the information that may be important to you. You should read this entire Form C-AR carefully, including the matters discussed under the section titled “Risk Factors.”

The Company

Nada Holdings, Inc. is a vertically integrated, real estate technology company, incorporated/formed in Delaware as a corporation on October 15, 2018.

The Company is located at 1315 Manufacturing St., Dallas, TX 75207.

The Company’s website is https://nada.co.

The Company conducts business in Texas and offers its service through the internet throughout the United States.

A description of our products, services and business plan can be found on the Company’s profile page on the Intermediary’s website under https://republic.co/nada and is attached as Exhibit D to this Form C-AR.

2

RISK FACTORS

Investing in the Securities involves a high degree of risk and may result in the loss of your entire investment. Before making an investment decision with respect to the Securities, we urge you to carefully consider the risks described in this section and other factors set forth in this Form C-AR. In addition to the risks specified below, the Company is subject to same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. Prospective Investors should consult with their legal, tax and financial advisors prior to making an investment in the Securities. The Securities should only be purchased by persons who can afford to lose all of their investment.

Risks Related to the Company’s Business and Industry

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

The Company is still in an early phase and we are just beginning to implement our business plan. There can be no assurance that we will ever operate profitably. The likelihood of our success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by early stage companies. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

Global crises such as COVID-19 can have a significant effect on our business operations and revenue projections.

With shelter-in-place orders and non-essential business closings potentially happening throughout 2020, 2021 and into the future due to COVID-19, the Company’s revenue has been adversely affected. With shelter-in-place orders, non-essential business closures, market turmoil, and job losses experienced around the country and in the Company’s market, especially during the late spring and early summer periods of 2020, the Company’s revenue was adversely affected. The Company and industry experienced a recovery in late 2020; however, there remains uncertainty surrounding the future with COVID-19. The potential for future COVID-19 effects resulting in business closures, market turmoil, rising unemployment and other related factors could materially impact the Company’s business and the Company going forward in 2021 and beyond.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of, among other factors, our lack of revenues from sales, as well as the inherent business risks associated with our Company and present and future market conditions We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our research, development or commercialization programs, product launches or marketing efforts, any of which may materially harm our business, financial condition and results of operations.

We may not have enough authorized capital stock to issue shares of common stock to investors upon the conversion of any security convertible into shares of our common stock, including the Securities.

Currently, our authorized capital stock consists of 1,233,618 shares of common stock, of which 615,000 shares of common stock are issued and outstanding. Unless we increase our authorized capital stock, we may not have enough authorized common stock to be able to obtain funding by issuing shares of our common stock or securities convertible into shares of our common stock. We may also not have enough authorized capital stock to issue shares of common stock to investors upon the conversion of any security convertible into shares of our common stock, including the Securities.

We may implement new lines of business or offer new products and services within existing lines of business.

As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

3

We rely on other companies to provide components and services for our products.

We depend on suppliers and contractors to meet our contractual obligations to our customers and conduct our operations. Our ability to meet our obligations to our customers may be adversely affected if suppliers or contractors do not provide the agreed-upon supplies or perform the agreed-upon services in compliance with customer requirements and in a timely and cost-effective manner. Likewise, the quality of our products may be adversely impacted if companies to whom we delegate manufacture of major components or subsystems for our products, or from whom we acquire such items, do not provide components which meet required specifications and perform to our and our customers’ expectations. Our suppliers may be unable to quickly recover from natural disasters and other events beyond their control and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. The risk of these adverse effects may be greater in circumstances where we rely on only one or two contractors or suppliers for a particular component. Our products may utilize custom components available from only one source. Continued availability of those components at acceptable prices, or at all, may be affected for any number of reasons, including if those suppliers decide to concentrate on the production of common components instead of components customized to meet our requirements. The supply of components for a new or existing product could be delayed or constrained, or a key manufacturing vendor could delay shipments of completed products to us adversely affecting our business and results of operations.

We rely on various intellectual property rights, including trademarks, in order to operate our business.

The Company relies on certain intellectual property rights to operate its business. The Company’s intellectual property rights may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

The Company’s success depends on the experience and skill of the board of directors, its executive officers and key employees.

In particular, we are dependent on John Green, our CEO and Mauricio Delgado, our Chief Financial Officer. The Company has or intends to enter into employment agreements with John Green and Mauricio Delgado; however there can be no assurance that it will do so or that they will continue to be employed by the Company for a particular period of time. The loss of John Green, Mauricio Delgado, or any member of the board of directors or executive officer could harm the Company’s business, financial condition, cash flow and results of operations.

4

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

We are dependent on certain key personnel in order to conduct our operations and execute our business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such person’s absence. The loss of such person could negatively affect the Company and our operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non-competition agreements, and therefore acquiring key man insurance will not ameliorate all of the risk of relying on key personnel.

Damage to our reputation could negatively impact our business, financial condition and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

We continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

Security breaches of confidential customer information, in connection with our electronic processing of credit and debit card transactions, or confidential employee information may adversely affect our business.

Our business requires the collection, transmission and retention of personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that data is critical to us. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations, or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, customers’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings.

5

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels.

The regulation of individual data is changing rapidly, and in unpredictable ways. A change in regulation could adversely affect our business, including causing our business model to no longer be viable. Costs associated with information security – such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud – could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations.

We operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.

We are also subject to a wide range of federal, state, and local laws and regulations, such as local licensing requirements, and retail financing, debt collection, consumer protection, environmental, health and safety, creditor, wage-hour, anti-discrimination, whistleblower and other employment practices laws and regulations and we expect these costs to increase going forward. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against us, which may include fines, a cease and desist order against the subject operations or even revocation or suspension of our license to operate the subject business. As a result, we have incurred and will continue to incur capital and operating expenditures and other costs to comply with these requirements and laws and regulations.

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS FORM C-AR, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.

6

BUSINESS

Description of the Business

Nada Holdings Inc. is a real estate finance and investment technology company that offers real estate investment, real estate brokerage, and financial services to customers, aiming to make homeownership more accessible and flexible for homeowners and real estate investors throughout the residential real estate marketplace.

Business Plan

The Company plans to achieve the following in the next 12-18 months:

1.	Extend the functionality of our digital platform by integrating each service into our digital platform to reduce friction and increase service capture rates;

2.	Establish a partner channel to extend the Nada digital platform and consumer products;

3.	Grow market-share within our existing markets and expand to additional markets;

In 2021, the Company launched the mortgage service vertical, “Nada Loans,” which extends purchase, refinance, and home equity option financing services. Additionally, the Company released a consumer financial product that provides homeowners with liquidity in exchange for a lien-secured equity interest in their home, referred to as “Homeshares.” In the past year, the Company also established a partner channel to extend the Nada digital platform and consumer products to other channel partners. The Company also released its mobile web app along with seven new Cityfund offerings.

The Company’s Products and/or Services

Product / Service	Description	Current Market
Cityfunds	A series of open-ended residential real estate funds, designed to be index-like funds representing a single city’s residential real estate market, accessible to retail investors (accredited and non-accredited) pursuant to the Regulation CF or Regulation A exemptions.	Direct to consumer focused on Generation X and Millennial (25-50 years old) online retail investors. Partnership affiliate model with retail investment platforms, channel partners, and IRA platforms.

Nada Finance App	A web and mobile application that helps homeowners and retail investors to access residential real estate assets through retail investment offerings, by trading real estate equity for cash, and monitoring their real estate portfolio.

Direct to consumer focused on Generation X and Millennial (25-50 years old) owners or investors of residential real estate. Partnership affiliate model with independent real estate brokerages across the US.

Nada Homeshares	A consumer financial product that provides qualifying homeowners with liquidity without the need to sell their home or the added burden of new debt in exchange for a lien-secured equity interests in their owner-occupied single-family home.	Direct to consumer focused on Generation X and Millennial residential real estate owners. Partnership affiliate model with independent real estate brokerages across the US.

Competition

We compete against other real estate investment platform companies such as Roofstock, Fundrise, and other private REIT fund offerings; additionally, our consumer finance products compete against traditional mortgage companies originating home equity debt financing products such as Rocket Mortgage, Figure, and Prosper.

Our investment products differentiate primarily by the accessibility (as little as $250), index-like structures (representing a single city’s housing market), and by liquidity through the PPEX ATS. Our consumer finance product differentiates primarily by not being a debt instrument (no interest rate), not requiring monthly payments, and without a pre-payment or lock-up period.

7

Customer Base

Our consumer base is comprised of primarily millennial and Generation X consumers (25-50 years old) who own a single-family home or plan to buy or invest in single-family homes either directly or indirectly through our Cityfunds investment product.

Supply Chain

Nada provides direct-to-consumer services. Nada recruits from a large pool of qualified and licensed real estate agents, mortgage loan officers, escrow officers, attorneys, and insurance agents throughout the U.S. to deliver these services.

Intellectual Property

The Company has a service mark for the use of the name “nada” for real estate brokerage services and title and escrow services.

Trademarks

Application or Registration #	Goods / Services	Mark	File Date	Grant Date	Country
88233505

C036.US100101102.G&S: real estate brokerage, real estate consultation, real estate listing, providing information in the field of real estate via the Internet; real estate brokerage services, namely, real estate brokerage, escrow services, and arranging for title insurance; insurance services related to real estate transactions, namely, title insurance consultation, and real estate escrow services.

		NADA	12/18/2018	09/03/2019	USA

Governmental/Regulatory Approval and Compliance

The Company is subject to and affected by laws and regulations of U.S. federal, state and local governmental authorities. These laws and regulations are subject to change.

Litigation

On or about March 10, 2021, a former employee filed a complaint against the Company in the U.S. District Court for the Northern District of Texas. The complaint asserted the following causes of action: (i) retaliation under the False Claims Act; (ii) retaliation under the Fair Labor Standards Act; (iii) failure to pay minimum wages and overtime; and (iv) declaratory relief regarding the ownership of a fraction of shares of the Company’s common stock. The Company settled this complaint in October 2021 for $90,000. The Company is not subject to any other current litigation or threatened litigation at this time.

8

DIRECTORS, OFFICERS, AND MANAGERS

The directors, officers, and managers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Three (3) Years	Education
John Green	Chief Executive Officer	CEO, Nada Holdings (2018 - present) Vice President, Strategy, Pacific Union Financial (2012-2018) Strategic Advisor, Vamonos Realty (2017 – 2018)	N/A

Mauricio Delgado	Chief Financial Officer	Chief Financial Officer, Nada Holdings (2018 - Present) Formerly: Chief Executive Officer, Chief Financial Officer, Chief Product & Strategy Officer, Tricolor Holdings (2013-2016, 2019-2020)	BS, Computer Science, Stanford University M.B.A., Stanford University

Nick Dembla	Director	Director, Nada Holdings (2018 – present) Sales Director, Tavant (2019 – 2022) Enterprise Account Executive, Capsilon (2015-2019)	B CS, Industrial Engineering, University of Toledo

Vikram Malaney	Director	Director, Nada Holdings (2018-present) CTO, Mobile Globetrotter (2015-present) Co-Founder & Director, Capsilon Software Pvt Ltd. (2002 – present)	B Eng., Computer Engineering, Duke University

Andrew Lurie	Director	Director, Nada Holdings (Dec 2021 – present) Attorney, Solo Practice (2020 – present) Attorney, The Humane Society of the United States and Humane Society International (2009-2020)	B.A. English, Stanford University J.D., New York University

Indemnification

Indemnification is authorized by the Company to managers, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

The Company currently has fifteen employees.

9

CAPITALIZATION, DEBT AND OWNERSHIP

Capitalization

The Company’s authorized capital stock consists of 1,233,618shares of common stock, par value $0.0001 per share (the “Common Stock”) and 480,661 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of the closing of the Offering, 615,000 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

Outstanding Capital Stock

As of the date of this Form C-AR, the Company’s outstanding capital stock consists of:

Type	Common Stock*
Amount Outstanding	615,000 shares outstanding

Voting Rights	1 vote per share

Anti-Dilution Rights	None

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	N/A

Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering if convertible securities).	Approximately 80%

10

Outstanding Options, Safes, Convertible Notes, Warrants

As of the date of this Form C-AR, the Company has the following additional securities outstanding:

Type	Warrants
Amount Outstanding	6,212 warrants outstanding

Voting Rights	None

Anti-Dilution Rights	The holders have a right to receive an Equity Adjustment Warrant (as defined therein) to ensure that the holders’ Ownership Threshold (as defined therein) is maintained unless the issuance or reservation of capital stock is in connection with a financing.

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	Upon exercise of the Warrants, the holders of the Warrants will exchange the Warrants for shares of common stock. This will have a dilutive effect on the holders of the outstanding common stock at the time of such exercise.

Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering if convertible securities).	Approximately 1%

Type of security	Simple Agreement for Future Equity (“SAFE I”)
Face Value	$455,000

Voting Rights	None

Anti-Dilution Rights	The SAFE holder will have pro rata participation rights that are equivalent to the investors in the next equity financing.

Materials Terms	$12,000,000 Valuation Cap / 80% Discount Rate

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	If there is an equity financing before the expiration of the SAFE I, the SAFE I holders will receive an amount of preferred shares equal to the amount of the SAFE I purchased divided by the Conversion Price. This will have a dilutive effect upon the holders of the Security issued pursuant to Regulation CF upon conversion of such securities. In the event of a Liquidity Event, if there are not enough funds to pay the Investor and holders of the Crowd SAFE and other SAFEs outstanding at the time (the “Cash-Out Investors”), then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their purchase amounts, and the Cash-Out Investors will automatically receive the number of shares of Common Stock equal to the remaining unpaid purchase amount divided by the liquidity price.

Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering if convertible securities).	Approximately 2.7%

11

Type of security	Simple Agreement for Future Equity (“SAFE 2”)
Face Value	$460,000

Voting Rights	None

Anti-Dilution Rights	The SAFE holder will have pro rata participation rights that are equivalent to the investors in the next equity financing.

Materials Terms	$16,000,000 Valuation Cap / 80% Discount Rate

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	If there is an equity financing before the expiration of the SAFE 2, the SAFE 2 holders will receive an amount of preferred shares equal to the amount of the SAFE 2 purchased divided by the Conversion Price. This will have a dilutive effect upon the holders of the Security issued pursuant to Regulation CF upon conversion of such securities. In the event of a Liquidity Event, if there are not enough funds to pay the Investor and holders of the Crowd SAFE and other SAFEs outstanding at the time (the “Cash-Out Investors”), then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their purchase amounts, and the Cash-Out Investors will automatically receive the number of shares of Common Stock equal to the remaining unpaid purchase amount divided by the liquidity price.

Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering if convertible securities).	Approximately 2.3%

Type of security	Crowd Simple Agreement for Future Equity (“Crowd SAFEs”) I
Face Value	$1,592,473

Voting Rights	None

Anti-Dilution Rights	A Crowd SAFE holder that is a Major Investor (as defined therein) has pro rata participation rights over the First Equity Financing (as defined therein). The price at which these Crowd SAFEs convert into Preferred Stock is fixed at $17.7074.

Materials Terms	$12,000,000 Valuation Cap / 80% Discount Rate

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	If there is an equity financing before the expiration of the Crowd SAFE and the Company chooses to convert the Crowd SAFEs, the Crowd SAFE holders will receive an amount of preferred shares equal to the amount of the Crowd SAFE purchased divided by the Conversion Price. This will have a dilutive effect upon the holders of the Security issued pursuant to Regulation CF upon conversion of such securities In the event of a Liquidity Event, if there are not enough funds to pay the Investor and holders of the Crowd SAFE and other SAFEs outstanding at the time (the “Cash-Out Investors”), then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their purchase amounts, and the Cash-Out Investors will automatically receive the number of shares of Common Stock equal to the remaining unpaid purchase amount divided by the liquidity price. The Crowd SAFEs are subject to rescission if the Offering is ultimately withdrawn.

Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering if convertible securities).	Approximately 9.2%

12

Type of security	Crowd Simple Agreement for Future Equity (“Crowd SAFEs”) 2
Face Value	$268,419

Voting Rights	None

Anti-Dilution Rights	A Crowd SAFE holder that is a Major Investor (as defined therein) has pro rata participation rights over the First Equity Financing (as defined therein). The price at which these Crowd SAFEs convert into Preferred Stock is fixed at $17.7074.

Materials Terms	$16,000,000 Valuation Cap / 80% Discount Rate

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	If there is an equity financing before the expiration of the Crowd SAFE, the Crowd SAFE holders will receive an amount of preferred shares equal to the amount of the Crowd SAFE purchased divided by the Conversion Price. This will have a dilutive effect upon the holders of the Security issued pursuant to Regulation CF upon conversion of such securities In the event of a Liquidity Event, if there are not enough funds to pay the Investor and holders of the Crowd SAFE and other SAFEs outstanding at the time (the “Cash-Out Investors”), then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their purchase amounts, and the Cash-Out Investors will automatically receive the number of shares of Common Stock equal to the remaining unpaid purchase amount divided by the liquidity price. The Crowd SAFEs are subject to rescission if the Offering is ultimately withdrawn.

Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering if convertible securities).	Approximately 1.4%

13

Type of debt	Convertible Notes (“Notes”)
Amount outstanding	$500,000

Interest Rate and Amortization Schedule	5% per annum

Material Terms

(1)  Notes holders’ consent is required to do any of the following:

(a) Redeem or purchase outstanding stock (excluding repurchases of less than $25,000 and repurchases of restricted stock issued to employees, directors, officers, or consultants);

(b)  declare or pay dividends unless failure to declare or pay such dividends would result in breach of the Company’s Certificate of Incorporation;

(c)  any change of control transaction or sale of substantially all of the Company’s assets;

(d) acquire or dispose of assets valued at over $100,000 except in the ordinary course of business);

(e)  incur indebtedness, except in the ordinary course of business; or

(f)  change its primary line of business.

(2)  Note holders are entitled to elect one member of the Board until the Note is no longer outstanding or the original holders of Note no longer hold Preferred Shares issued upon conversion of Note, whichever is later.

(3)  If the Conversion Price is less than the price per share at which the Securities are issued in the Next Financing, the Company may convert this Note into shares of a newly created series of preferred stock having the identical rights, privileges, preferences and restrictions as the Securities issued in the Next Financing, and on the same terms and conditions, other than with respect to (if applicable): (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the Conversion Price; and (ii) the per share dividend, which will be the same percentage of the Conversion Price as applied to determine the per share dividends of the new cash investors in the Next Financing relative to the purchase price paid by such investors

14

Valuation Cap and Discount Rate	If any Note holder elects to convert the Note into Preferred Shares following a financing that does not qualify as a “Next Financing”, the Notes shall convert into Preferred Shares based on a valuation cap of $10,000,000. Upon the closing of a “Next Financing”, the Note will be converted into Preferred Shares at a discounted rate as follows:

(1)	Discount rate of 40% if such financing is based on a pre-money valuation of less than $5,000,000;
(2)	Discount rate of 35% if such financing is based on a pre-money valuation that is between $5,000,000 and $7,999,999.99;
(3)	Discount rate of 30% if such financing is based on a pre-money valuation that is in equal to or greater than $8,000,000.

Maturity Dates	06/01/2023 *

Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering).	Approximately 3.9%

* The Company issued $500,000 of Notes with two-year maturities. The Notes were issued in ten tranches of $50,000 each between 10/23/2018 and 12/3/2019 with varying maturity dates. Following an amendment to the Note agreements, the maturity date for all the Notes was amended to the earlier of the next qualifying financing or 6/01/2023.

Outstanding Debt

As of the date of this Form C-AR, the Company has the following debt outstanding:

Type of debt	SBA Loan

Amount outstanding	$69,000

Interest Rate and Amortization Schedule	3.75% per annum

Description of Collateral	All tangible and intangible property of the Company.

Other Material Terms	No payments are due until 04/21/2022, at which point monthly payments of $317 shall be made until the Maturity Date. Payments shall be allocated to principal and interest at the discretion of the lender unless otherwise required by law.

Maturity Date	04/21/2050

15

Type of debt	SBA Loan

Amount outstanding	$206,800

Interest Rate and Amortization Schedule	3.75% per annum

Description of Collateral	All tangible and intangible property of the Company.
Other Material Terms	No payments are due until 09/31/2023, at which point monthly payments of $1,065 shall be made until the Maturity Date. Payments shall be allocated to principal and interest at the discretion of the lender unless otherwise required by law.

Maturity Date	09/31/2051

Type of debt	Credit Card / Revolver

Amount outstanding	$59,515

Interest Rate and Amortization Schedule	17.24% APR

Description of Collateral	Non-Recourse

Other Material Terms	Interest is calculated using the daily balance method which uses the actual balance on each day of the billing cycle to calculate finance charges instead of an average of the balance throughout the billing cycle. Finance charges are calculated by summing each day’s balance multiplied by the daily rate, which is 1/365th of the 17.24% APR

Maturity Date	Minimum payment payable monthly

Type of debt	Revolver

Amount outstanding	$46,011

Interest Rate and Amortization Schedule	13.24% APR

Description of Collateral	Non-Recourse

Other Material Terms	Interest is calculated using the daily balance method which uses the actual balance on each day of the billing cycle to calculate finance charges instead of an average of the balance throughout the billing cycle. Finance charges are calculated by summing each day’s balance multiplied by the daily rate, which is 1/365th of the 13.24% APR

Maturity Date	Minimum payment payable monthly

16

Ownership

The table below lists the beneficial owners of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, are listed along with the amount they own.

Name	Number and type/class of security held	Percentage ownership

John Green	250,000 shares of Common Stock	40.2%

Mauricio Delgado	250,000 shares of Common Stock	40.2%

FINANCIAL INFORMATION

Please see the financial information listed on the cover page of this Form C-AR and attached hereto in addition to the following information. Financial statements are attached hereto as Exhibit A.

Operations

Nada Holdings, Inc. (the “Company”) was incorporated on October 15, 2018 under the laws of the State of Delaware, and is headquartered in Dallas, Texas.

Results of Operations

Our net revenues or sales for the fiscal year 2021 were $1,290,744 as compared to $557,388 in the fiscal year 2020. Our sales and marketing expenses for the fiscal year 2021 were $255,407 as compared to $78,692 in the fiscal year ended 2020. Our research and development expenses in the fiscal year 2021 were $74,680 as compared to $37,892 in the fiscal year 2020. This increase in research and development expenses is the result of a complete rebuild of our web application. Our total operating expenses in the fiscal year 2021 were $1,702,611 as compared to $603,926 in the fiscal year 2020. This increase is the result of growth in our business. In addition, we had an interest expense of $13,941in the fiscal year 2021, as compared to $45,482 in the fiscal year 2020. The interest expense in 2020 is related to growth in business, which we have since paid off. Our net loss was -$1,419,809 in the fiscal year 2021 compared to a net loss of -$514,199 in the fiscal year 2020. The increase in net loss is attributable to additional investments in people, marketing, and systems in the business.

Cash and Cash Equivalents

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits. The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2021 and December 31, 2020, the Company had $666,742 and $223,472 cash on hand respectively.

The Company has a series of convertible notes outstanding, totaling $500,000, which are convertible into preferred stock as set forth in the Capitalization and Ownership section above.

Liquidity and Capital Resources

The proceeds from the Offering are essential to our operations.

Capital Expenditures and Other Obligations

The Company does not intend to make any material capital expenditures in the near future.

17

Valuation

The Company has ascribed no pre-Offering valuation to the Company; the securities are priced arbitrarily.

Material Changes and Other Information

Material changes included in this Form C-AR are as follows: (i) include the Company’s financial statements for fiscal year ended on December 31, 2021, attached hereto as Exhibit A and modify the Company’s disclosure of its financials for such period; (ii) update the Company’s cash and cash equivalents (see “Cash and Cash Equivalents”); (iii) update the Company’s capitalization due to the sale and issuance of additional Simple Agreements for Future Equity in the aggregate amount of $735,000, 6,212 warrants issued and outstanding, and closings of Crowd SAFEs in an amount of $1,860,892.21 (see “Capitalization and Ownership”, “Cash and Cash Equivalents”, and “Previous Offerings of Securities”); and (iv) include a settlement of a litigation matter (See “Litigation”).

Trends and Uncertainties

After reviewing the above discussion of the steps the Company intends to take, potential Investors should consider whether achievement of each step within the estimated time frame is realistic in their judgment. Potential Investors should also assess the consequences to the Company of any delays in taking these steps and whether the Company will need additional financing to accomplish them.

Please see the financial statements attached as Exhibit A for subsequent events and applicable disclosures.

Subsequent Events

Issuance of Series Seed Preferred Stock

On June 2, 2022, the Company issued 238,717 shares of Series Seed Preferred Stock for a total purchase price of $4,220,000.

Reservation of shares under the Equity Incentive Plan

On June 2, 2022, along with the Series Seed Preferred Stock financing, the Company reserved 95,814 shares of Common Stock reserved for issuance under the Equity Incentive Plan.

Additional Issuance of SAFEs

The Company issued private SAFE notes totaling $554,790 following the closing of the Series Seed Preferred Stock financing round on June 2, 2022, through June 24, 2022.

18

Previous Offerings of Securities

We have made the following issuances of securities within the last three years:

Security Type	Principal Amount of Securities Issued	Amount of Securities Sold	Use of Proceeds	Offering Date	Exemption from Registration Used or Public Offering

Convertible Notes	$500,000	10	Working capital*, sales and marketing, and product development.	10/23/2018 - 12/3/2019	Section 4(a)(2)

SAFEs	$915,000	17	Working capital*	07/11/2020 – 11/22/2021	Section 4(a)(2)

Crowd SAFEs**	$1,860, 892	3,896	Working capital*, sales and marketing, and product development.	6/17/2020 – 7/31/2021	Regulation CF

* The Company will use these proceeds to cover expenses related to operating its realty and closing services, pay for workspace, legal, accounting, and other general expenses as needed.

** The Crowd SAFEs are subject to rescission if the Offering is ultimately withdrawn

See the section titled “Capitalization and Ownership” for more information regarding the securities issued in our previous offerings of securities.

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, to which the issuer was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6), including the Target Offering Amount of the Offering, and the counter party is either (i) any director or officer of the issuer; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; (iii) if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

The Company has no outstanding transactions with related persons.

19

THE SECURITIES

We request that you please review this Form C-AR, in conjunction with the following summary information.

Transfer Agent and Registrar

In December 2021 the Company entered into an agreement with Brassica Technologies, Inc. and its wholly-owned subsidiary (“Brassica”), whereby Brassica agreed to act as our transfer agent and registrar.

Not Currently Equity Interests

The Securities are not currently equity interests in the Company and merely provide a right to receive equity at some point in the future upon the occurrence of certain events.

Dividends

The Securities do not entitle Investors to any dividends.

Conversion

Upon each future equity financing of not less than $1,000,000.00 (an “Equity Financing”), the Securities are convertible at the option of the Company, into CF Shadow Series Securities, which are securities identical to those issued in such future Equity Financing except 1) they do not have the right to vote on any matters except as required by law, 2) they must vote in accordance with the majority of the investors in such future Equity Financing with respect to any such required vote and 3) they are not entitled to any inspection or information rights (other than those contemplated by Regulation CF). The Company has no obligation to convert the Securities in any future financing.

Conversion Upon the First Equity Financing

If the Company elects to convert the Securities upon the first Equity Financing following the issuance of the Securities, the Investor will receive a number of CF Shadow Series Securities based on the applicable valuation cap. For investments that have been accepted by the Company before 11:59 PM Central Standard Time on May 31, 2021 (“Early Investments”) the valuation cap will be $12,000,000, for all other investments the valuation cap will be $16,000,000. The Investor will receive the number of CF Shadow Series Securities equal to the greater of the quotient obtained by dividing the amount the Investor paid for the Securities (the “Purchase Amount”) by (a) or (b) immediately below (the “Conversion Price”):

(a) the quotient of $12,000,000 for Early Investments or $16,000,000 for all other Investments, as applicable divided by the aggregate number of issued and outstanding shares of capital stock, assuming full conversion or exercise of all convertible and exercisable Securities then outstanding, including shares of convertible preferred stock and all outstanding vested or unvested options or warrants to purchase capital stock, but excluding (i) the issuance of all shares of capital stock reserved and available for future issuance under any of the Company’s existing equity incentive plans, (ii) convertible promissory notes issued by the Company, (iii) any Simple Agreements for Future Equity, including the Securities (collectively, “Safes”), and (iv) any equity Securities that are issuable upon conversion of any outstanding convertible promissory notes or Safes,

OR

(b) the lowest price per share of the Securities sold in such Equity Financing multiplied by 80.00%.

The price (either (a) or (b)) determined immediately above shall be deemed the “First Financing Price” and may be used to establish the conversion price of the Securities at a later date, even if the Company does not choose to convert the Securities upon the first Equity Financing following the issuance of the Securities.

If the Securities are not converted, the more preferable conversion found above will be deemed the first equity financing price “First Equity Financing Price”.

20

Conversion After the First Equity Financing

If the Company elects to convert the Securities upon an Equity Financing after the first Equity Financing following the issuance of the Securities, the Investor will receive the number of CF Shadow Series Securities equal to the quotient obtained by dividing (a) the Purchase Amount by (b) the First Equity Financing Price.

Conversion Upon a Liquidity Event Prior to an Equity Financing

In the case of an initial public offering of the Company (“IPO”) or Change of Control (see below) (either of these events, a “Liquidity Event”) of the Company prior to any Equity Financing, the Investor will receive, at the option of the Investor, either (i) a cash payment equal to the Purchase Amount (subject to the following paragraph) or (ii) a number of shares of Common Stock of the Company equal to the Purchase Amount divided by the quotient of (a) $12,000,000.00 for Early Investments or $16,000,000 for all other Investments, as applicable divided by (b) the number, as of immediately prior to the Liquidity Event, of shares of the Company’s capital stock (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding: (i) shares of common stock reserved and available for future grant under any equity incentive or similar plan; (ii) any Safes; and (iii) convertible promissory notes.

In connection with a cash payment described in the preceding paragraph, the Purchase Amount will be due and payable by the Company to the Investor immediately prior to, or concurrent with, the consummation of the Liquidity Event. If there are not enough funds to pay the Investors and holders of other Safes (collectively, the “Cash-Out Investors”) in full, then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their Purchase Amounts.

“Change of Control” as used above and throughout this section, means (i) a transaction or transactions in which any person or group becomes the beneficial owner of more than 50% of the outstanding voting securities entitled to elect the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, in which the outstanding voting security holders of the Company fail to retain at least a majority of such voting securities following such transaction(s) or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

Conversion Upon a Liquidity Event Following an Equity Financing

In the case of a Liquidity Event following any Equity Financing, the Investor will receive, at the option of the Investor, either (i) a cash payment equal to the Purchase Amount (as described above) or (ii) a number of shares of the most recently issued preferred stock equal to the Purchase Amount divided by the First Equity Financing Price. Shares of preferred stock granted in connection therewith shall have the same liquidation rights and preferences as the shares of preferred stock issued in connection with the Company’s most recent Equity Financing.

Pro-Rata Rights of Major Investors

Certain Investors of the Securities received pro-rata rights through the Offering, allowing them to avoid dilution in future rounds. Investors that made investments of $50,000 or greater in the Offering (such Investors, the “Major Investors”) will gain the right to continue investing the in Company and avoid dilution while others will not. Major Investors have the right to participate in new securities offerings unless the securities (i) are issued as a dividend or distribution on outstanding securities, (ii) are issued upon the conversion or exercise of outstanding securities, (iii) are issued to employees, directors or consultants pursuant to a plan, agreement or arrangement approved by the Company’s board of directors, (iv) are issued pursuant to the acquisition of another corporation or its assets, or (v) up to one million dollars ($1,000,000), of such securities, are issued by the Company annually to fund obligations to make cash dividends or interest payments on outstanding securities.

Dissolution

If there is a Dissolution Event (as defined below) before the Securities terminate, subject to the preferences applicable to any series of preferred stock then outstanding, the Company will distribute all proceeds legally available for distribution with equal priority among the (i) holders of the Securities (on an as converted basis based on a valuation of Common Stock as determined in good faith by the Company’s board of directors at the time of the Dissolution Event), (ii) all other holders of instruments sharing in the distribution of proceeds of the Company at the same priority as holders of Common Stock upon a Dissolution Event and (iii) all holders of Common Stock.

21

A “Dissolution Event” means (i) a voluntary termination of operations by the Company, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

Termination

The Securities terminate upon (without relieving the Company of any obligations arising from a prior breach of or non-compliance with the Securities) upon the earlier to occur of: (i) the issuance of shares in the CF Shadow Securities to the Investor pursuant to the conversion provisions of the Crowd SAFE agreement or (ii) the payment, or setting aside for payment, of amounts due to the Investor pursuant to a Liquidity Event or a Dissolution Event.

Voting and Control

Neither the Securities nor the securities issuable upon the conversion of the Securities have voting rights.

The Company does not have any voting agreements in place.

The Company does not have any shareholder or equity holder agreements in place.

Anti-Dilution Rights

The Securities do not have anti-dilution rights, which means that future equity issuances and other events will dilute the ownership percentage that the Investor may eventually have in the Company. For the anti-dilution rights of Major Investors, please see the section titled “Pro-Rata Rights of Major Investors”, above, and the Crowd SAFE agreement.

Restrictions on Transfer

Any Securities sold pursuant to Regulation CF being offered may not be transferred by any Investor of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities are transferred: (1) to the Company; (2) to an accredited investor, as defined by Rule 501(d) of Regulation D promulgated under the Securities Act; (3) as part of an IPO; or (4) to a member of the family of the Investor or the equivalent, to a trust controlled by the Investor, to a trust created for the benefit of a member of the family of the Investor or the equivalent, or in connection with the death or divorce of the Investor or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships. Each Investor should be aware that although the Securities may legally be able to be transferred, there is no guarantee that another party will be willing to purchase them.

In addition to the foregoing restrictions, prior to making any transfer of the Securities or any capital stock into which they are convertible, such transferring Investor must either make such transfer pursuant to an effective registration statement filed with the SEC or provide the Company with an opinion of counsel reasonably satisfactory to the Company stating that a registration statement is not necessary to effect such transfer.

In addition, the Investor may not transfer the Securities or any capital stock into which they are convertible to any of the Company’s competitors, as determined by the Company in good faith.

Furthermore, upon the event of an IPO, the capital stock into which the Securities are converted will be subject to a lock-up period and may not be lent, offered, pledged, or sold for up to 180 days following such IPO.

Other Material Terms

●	The Company does not have the right to repurchase the Securities.
●	The Securities do not have a stated return or liquidation preference.

The Company cannot determine if it currently has enough capital stock authorized to issue upon the conversion of the Securities, because the amount of capital stock to be issued is based on the occurrence of future events.

22

COMMISSION AND FEES

At the conclusion of the Offering, the issuer paid a fee of six percent (6%) of the amount raised in the Offering to the Intermediary.

Stock, Warrants and Other Compensation

The Intermediary received compensation in the form of securities equal to two percent (2%) of the total number of the Securities sold in the offering.

23

TAX MATTERS

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH THEIR OWN TAX AND ERISA ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO THE INVESTOR OF THE PURCHASE, OWNERSHIP AND SALE OF THE INVESTOR’S SECURITIES, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

TO ENSURE COMPLIANCE WITH THE REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX STATEMENT IN THIS FORM C-AR CONCERNING UNITED STATES FEDERAL TAXES IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE. ANY TAX STATEMENT HEREIN CONCERNING UNITED STATES FEDERAL TAXES WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Potential Investors who are not United States residents are urged to consult their tax advisors regarding the United States federal income tax implications of any investment in the Company, as well as the taxation of such investment by their country of residence. Furthermore, it should be anticipated that distributions from the Company to such foreign investors may be subject to United States withholding tax.

EACH POTENTIAL INVESTOR SHOULD CONSULT THEIR OWN TAX ADVISOR CONCERNING THE POSSIBLE IMPACT OF STATE TAXES.

LEGAL MATTERS

Any prospective Investor should consult with its own counsel and advisors in evaluating an investment in the Offering.

DISCLAIMER OF TELEVISION, RADIO, PODCAST AND STREAMING PRESENTATION

The Company’s officers may participate in the filming or recording of a various media and in the course of the filming, may present certain business information to the investor panel appearing on the show (the “Presentation”). The Company will not pass upon the merits of, certify, approve, or otherwise authorize the statements made in the Presentation. The Presentation commentary being made should not be viewed as superior or a substitute for the disclosures made in this Form-C. Accordingly, the statements made in the Presentation, unless reiterated in the Offering materials provided herein, should not be applied to the Company’s business and operations as of the date of this Offering. Moreover, the Presentation may involve several statements constituting puffery, that is, exaggerations not to be taken literally or otherwise as indication of factual data or historical or future performance.

ADDITIONAL INFORMATION

The summaries of, and references to, various documents in this Form C-AR do not purport to be complete and in each instance reference should be made to the copy of such document which is either an appendix to this Form C-AR or which will be made available to Investors and their professional advisors upon request.

The Company is prepared to furnish, upon request, a copy of the forms of any documents referenced in this Form C-AR. The Company’s representatives will be available to discuss with prospective Investors and their representatives and advisors, if any, any matter set forth in this Form C-AR or any other matter relating to the Securities described in this Form C-AR, so that prospective Investors and their representatives and advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision. Additional information and materials concerning the Company will be made available to prospective Investors and their representatives and advisors, if any, at a mutually convenient location upon reasonable request.

24

SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

/s/ John Green
(Signature)

John Green
(Name)

Chief Executive Officer, Director
(Title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

/s/John Green
(Signature)

John Green
(Name)

Chief Executive Officer, Director
(Title)

September 9, 2022
(Date)

/s/Mauricio Delgado
(Signature)

Mauricio Delgado
(Name)

Chief Finance Officer, Director
(Title)

September 9, 2022
(Date)

25

/s/Nick Dembla
(Signature)

Nick Dembla
(Name)

Director
(Title)

September 9, 2022
(Date)

/s/Vikram Malaney
(Signature)

Vikram Malaney
(Name)

Director
(Title)

September 9, 2022
(Date)

/s/ Andrew Lurie
(Signature)

Andrew Lurie
(Name)

Director
(Title)

September 9, 2022
(Date)

26

FINANCIAL STATEMENTS CERTIFICATION

I, John Green, certify that:

(1) the financial statements of Nada Holdings, Inc. included in this Form C-AR under Exhibit A to the Form are true and complete in all material respects; and

(2) the tax return information of Nada Holdings, Inc. included in this Form reflects accurately the information reported on the tax return for Nada Holdings, Inc. filed for the fiscal year ended December 31, 2021.

/s/ John Green
Name:	John Green
Title:	Chief Executive Officer

27

EXHIBIT A

Financial Statements

NADA HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheets

As of December 31, 2020 and December 31, 2021

	2021	2020
Assets
Current assets
Cash and cash equivalents	$666,742	$223,472
Accounts receivable	39,955	34,990
Less Allowance for Bad Debts	(15,000)	(15,000)
Stock receivable	630	630
Prepaid Expense	7,889	13,323
Total Current Assets	700,217	257,415

Fixed assets	20,999	12,066
Accumulated Depreciation	(3,445)	(1,504)
Total Fixed Assets	17,553	10,562

Other assets	383,521	141,832
Accumulated Amortization	(27,010)	(26,165)
Security Deposits	11,870	2,000
Investments	280,383	-
Total Other Assets	648,765	117,667
Total Assets	$1,366,535	$385,644

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities Accounts Payable	$131,062	$109,251
Credit Cards	91,699	89,783
Accrued Liabilities	70,176	59,521
Accrued Interest	48,603	48,603
Notes Payable, current portion	75,000	75,000
Total Current liabilities	416,540	382,157

Long-term liabilities
Long term debt - Convertible Notes	500,000	500,000
Long term debt - Other	274,332	120,650
SAFE Agreements	2,585,873	373,238
Total Long-term liabilities	3,360,205	993,888

Total liabilities	3,776,745	1,376,046

Equity
Common stock
2,000,000 authorized; 1,000,000 and 630,000 issued and outstanding as of 12/31/2020 and 12/31/2021 respectively; par value $0.001	630	630
Retained Earnings	(2,410,841)	(991,032)
Total equity	(2,410,211)	(990,402)
Total liabilities and stockholders’ equity	$1,366,535	$385,644

NADA HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Equity Statements

As of December 31, 2020 and December 31, 2021

	Common Stock
		At Par	Accumulated	Total Stockholders’
	Shares	($0.001)	Deficit	Equity (Deficit)
Balance as of January 1, 2020

Stock buyback	750,000	$750	$(476,833)	$(476,083)

Net Income (Loss)	-120,000	$(120)	$-	$(120)
			$(514,199)	$(514,199)

Balance as of December 31, 2020	630,000	$630	$(991,032)	$(990,402)
	-15,000	$(15)	-	$-
Stock buyback
Net Income (Loss)		$	$(1,419,809)	$(1,419,809)
Balance as of December 31, 2021	615,000	$615	$(2,410,841)	$(2,410,211)

NADA HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Income Statements

For the period January 1, 2020 through December 31, 2021

	2021	2020
Revenue	$1,392,364	$600͕085
Less: Client Rebates, Referral Fees	(101,621)	(42,697)
Net Revenue	1,290,744	557,388
Cost of Services Sold	994,000	422,179
Gross Profit	296,744	135,209
Operating Costs and Expenses
General and Administrative	581,498	275,228
Payroll	791,026	212,114
Sales and Marketing	255,407	78,692
Research and Development	74,680	37,892
Total costs and expenses	1,702,611	603,926
Net Ordinary Income	(1,405,868)	(468,717)
Other expense
Interest expense	(13,941)	(45,482)
Total other expense	(13,941)	(45,482)
Net Loss	$(1,419,809)	$(514,199)

NADA HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Cash Flow Statements

As of December 31, 2020 and December 31, 2021

	2021	2020
Cash flows from operations
Net loss	$(1,419,809)	$(514,199)
Adjustments to reconcile net loss to net cash used in	2,786	22,749
operating activities	(4,965)	(18,310)
Add Depreciation and Amortization	-	-
Increase/Decrease in Accounts Receivable	5,434	(12,928)
Increase/Decrease in Allowance for Bad Debts	(9,870)	8,135
Increase/Decrease in Current Assets	21,812	43,056
Increase/Decrease in Other Assets	1,916	24,258
Increase/Decrease in Accounts Payable	-	33,853
Increase/Decrease in Credit Cards	10,655	59,230
Increase/Decrease in Accrued Interest	27,768	160,043
Increase/Decrease in Other Current Liabilities	(1,392,041)	(354,156)
Total Adjustments to reconcile Net Income to Net Cash provided by Operations:
Net cash used by operating activities

Cash flows from Investing Activities
Intangible Assets	(241,689)	(54,940)
Fixed Assets	(8,933)	(12066)
Other Investments	(280,383)	-
Net cash used by investing activities	(531,005)	(67,006)

Cash flows from financing activities
Proceeds from issuance of convertible notes	-	-
Proceeds from issuance of ST debt	-	75,000
Proceeds from issuance of LT debt	153,682	120,650
Proceeds from issuance of SAFE Notes	2,212,635	373,238
Net cash provided from financing activities	2,366,317	568,888
Net increase (decrease) in cash and cash equivalents	443,271	147,727

Beginning of year - Cash	223,472	76,115
End of year - Cash	$666,742	$223,472

Non-cash investing and financing activities:
Stock buyback	$-	$(370)

Page 4 of 4